UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________ FORM 8-K ________________
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2012
VERIFONE SYSTEMS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-32465 (Commission File Number)	04-3692546 (IRS Employer Identification No.)
2099 Gateway Place, Suite 600 San Jose, CA 95110 (Address of principal executive offices with zip code)
(408) 232-7800 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

The following table presents supplemental pro forma financial information of VeriFone Systems, Inc. for the three months ended January 31, 2012 and 2011 as if all fiscal 2012 and 2011 acquisitions occurred on November 1, 2010 (in millions, except for percentages):

		(Unaudited)
		Three Months Ended January 31,
		2012	2011	% change
Pro Forma Net Revenues [a]
Baseline historical net revenues	[b]	$314.4	$281.1	11.8%
Acquired net revenues	[c]	$148.8	$180.0	(17.3)%
		$463.2	$461.1	0.5%

[a]
Pro forma net revenues as reported in our Form 10-Q filed for the fiscal quarter ended January 31, 2012 prepared in accordance with Article 11 of Regulation S-X represents net revenues on a comparative basis as though all acquired businesses were combined as of the beginning of fiscal year 2011, adjusted to give effect to the pro forma events that are: (i) directly attributable to the acquisition, (ii) factually supportable and (iii) expected to have a continuing impact on the combined results.

[b]
Baseline historical net revenues includes revenue in the three months ended January 31, 2012 and 2011 for our businesses that existed at the beginning of the fiscal quarter ended January 31, 2011, without any impact from revenue of acquired businesses.

[c]
Acquired net revenues represents net revenues from our acquired businesses during the three months ended January 31, 2012 and 2011, including net revenues pre-acquisition and post acquisition, on a basis consistent with pro forma net revenues as described in note [a] above.

The information in this Form 8-K provided under Item 7.01 is furnished to, but shall not be deemed filed with, the Securities and Exchange Commission or incorporated by reference into the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE SYSTEMS, INC.

Date: March 9, 2012	By: /s/ Albert Liu Name: Albert Liu Title: Executive Vice President, Corporate Development and General Counsel